Exhibit 21.1
Subsidiaries of Healthcare Trust of America, Inc.
Healthcare Trust of America Holdings, L.P. (Delaware)

HTA — 5995 Plaza Drive, LLC (Delaware)

HTA — Academy, LLC (Delaware)

HTA — Amarillo Hospital, LLC (Delaware)

HTA — County Line Road, LLC (Delaware)

HTA — Chesterfield Rehab Hospital, LLC (Delaware)

HTA — Cypress Station, LLC (Delaware)

HTA — Decatur Medical Plaza, LLC (Delaware)

HTA — Duke Chesterfield Rehab, LLC (Delaware)

HTA — Epler Parke Building B, LLC (Delaware)

HTA — Fort Road Medical, LLC (Delaware)

HTA — Lima-207, LLC (Delaware)

HTA — Lincoln Park Boulevard, LLC (Delaware)

HTA — Liberty Falls Medical Plaza, LLC (Delaware)

HTA — Marietta Health Park, LLC (Delaware)

HTA — Medical Portfolio 1, LLC (Delaware)

HTA — Medical Portfolio 2, LLC (Delaware)

HTA — Medical Portfolio 2-St. Louis, LLC (Delaware)

HTA — Medical Portfolio 3, LLC (Delaware)

HTA — Medical Portfolio 4, LLC (Delaware)

HTA — Medical Portfolio 4-Parma, LLC (Delaware)

HTA — Medical Portfolio 4-Phoenix, LLC (Delaware)

HTA — Mountain Empire, LLC (Delaware)

HTA — Mountain Plains-CO, LLC (Delaware)

HTA — Mountain Plains-TX, LLC (Delaware)

HTA — Nutfield Professional Center, LLC (Delaware)

HTA — Oklahoma City, LLC (Delaware)

HTA — Presidential, LLC (Delaware)

HTA — Renaissance, LLC (Delaware)

HTA — Senior Care Portfolio 1, LLC (Delaware)

HTA — Southcrest, LLC (Delaware)

HTA — Vista Professional Center, LLC (Delaware)

HTA — Wisconsin MOB Portfolio, LLC (Delaware)

HTA — Greenville, LLC (Delaware)

HTA — Greenville CFM, LLC (Delaware)

HTA — Greenville CHOS, LLC (Delaware)

HTA — Greenville Cleveland Street, LLC (Delaware)

HTA — Greenville Greer MOB A, LLC (Delaware)

HTA — Greenville Greer MOB B, LLC (Delaware)

HTA — Greenville Life Center, LLC (Delaware)

HTA — Greenville Maxwell Pointe, LLC (Delaware)

HTA — Greenville Memorial CTC, LLC (Delaware)

HTA — Greenville Memorial ISB, LLC (Delaware)

HTA — Greenville Memorial MOB, LLC (Delaware)

HTA — Greenville Mills Avenue, LLC (Delaware)

HTA — Greenville Patewood Administration, LLC (Delaware)

HTA — Greenville Patewood MOB A, LLC (Delaware)

HTA — Greenville Patewood MOB B, LLC (Delaware)

HTA — Greenville Patewood MOB C, LLC (Delaware)

HTA — Greenville Travelers Rest, LLC (Delaware)
HTA — Mary Black MOB (Delaware)

HTA — Loch Raven, LLC (Delaware)

HTA — Hampden Place MOB (Delaware)

HTA — Dallas LTAC Hospital (Delaware)

HTA — Atlee Medical Portfolio Coriscana (Delaware)

HTA — Atlee Medical Portfolio Fort Wayne (Delaware)

HTA — Atlee Medical Portfolio San Angelo (Delaware)

HTA — Denton Medical Rehab (Delaware)

HTA — Banner Sun City Lakeview Medical Arts Center (Delaware)

HTA — Banner Sun City Lakeview Plaza Center (Delaware)

HTA — Banner Sun City Royal Oak Plaza (Delaware)

HTA — Banner Sun City CIGNA Health Building (Delaware)

HTA — Banner Sun City Sun City West Medical Arts Building (Delaware)

HTA — Banner Sun City Granite Valley MOB I (Delaware)

HTA — Banner Sun City Sun City Cardiac Center (Delaware)

HTA — Banner Sun City Lakes Medical Plaza I (Delaware)

HTA — Banner Sun City Lakes Club (Delaware)

HTA — Banner Sun City Boswell West MOB (Delaware)

HTA — Banner Sun City Eye Institute (Delaware)

HTA — Banner Sun City Boswell Medical Plaza (Delaware)

HTA — Banner Sun City Webb Medical Plaza Building C (Delaware)

HTA — Banner Sun City Webb Medical Plaza Building B (Delaware)

HTA — Banner Sun City Webb Medical Plaza Building A (Delaware)

HTA — Banner Sun City Colonnade Pro Plaza I (Delaware)

HTA — Banner Sun City Mountain View Medical Plaza I (Delaware)

HTA — Wisconsin MOB 2, LLC (Delaware)

HTA — Crawfordsville, LLC (Delaware)

HTA — Gallery Medical, LLC (Delaware)

HTA — 2750 Monroe, LLC (Delaware)

HTA — Commons V, LLC (Delaware)

HTA — E Florida LTC, LLC (Delaware)

HTA — Gwinnett, LLC (Delaware)

HTA — Kokomo Medical Office Park, LLC (Delaware)

HTA — Lima, LLC (Delaware)

HTA — Market Exchange, LLC (Delaware)

HTA — Northmeadow, LLC (Georgia)

HTA — Peachtree, LLC (Delaware)

HTA — St. Mary Physician Center, LLC (Delaware)

HTA — Thunderbird Medical, LLC (Delaware)

HTA — Triumph, LLC (Delaware)

HTA — Tucson Medical Office, LLC (Delaware)

HTA — Lenox Medical, LLC (Delaware)

NNN Lenox Medical Land, LLC (Delaware)

HTA — Southpointe, LLC (Delaware)

HTA — Camp Creek, LLC (Delaware)

HTA — King Street, LLC (Delaware)

HTA — Evansville Annex, LLC (Delaware)

HTA — Evansville Fourth, LLC (Delaware)

HTA — Evansville Gateway, LLC (Delaware)

HTA — Evansville Main, LLC (Delaware)

HTA — Evansville Westside, LLC (Delaware)

HTA — Sugar Land, LLC (Delaware)

HTA — East Cooper, LLC (Delaware)

HTA — Pearland Broadway, LLC (Delaware)
HTA — Pearland Cullen, LLC (Delaware)

HTA — Hilton Head, LLC (Delaware)

HTA — Moss Creek, LLC (Delaware)

HTA — Triad, LLC (Delaware)

HTA — Bayview, LLC (Delaware)

HTA — Federal North MOB, LLC (Delaware)

HTA — Bonnie Brae, LLC (Delaware)

HTA — Lewisville MOB, LLC (Delaware)

HTA — Cannon Park Place, LLC (Delaware)

HTA — Fannin, LLC (Delaware)

HTA — Fannin LP, LLC (Delaware)

HTA — Plan B — MOB, LP (Texas)

HTA — Overlook, LLC (Delaware)

HTA — Sierra Vista, LLC (Delaware)

HTA — Oviedo, LLC (Delaware)

HTA — Underhill, LLC (Delaware)

HTA — Santa Fe 440, LLC (Delaware)

HTA — Santa Fe 1640, LLC (Delaware)

HTA — Poughkeepsie, LLC (Delaware)

HTA — San Martin, LLC (Delaware)

HTA — Des Peres, LLC (Delaware)

HTA — Gateway Tucson, LLC (Delaware)

HTA — Wellington, LLC (Delaware)

HTA — Jackson’s Row, LLC (Delaware)

HTA — Raleigh, LLC (Delaware)

HTA — Washington Medical Arts I, LLC (Delaware)

HTA — Washington Medical Arts I Fee, LLC (Delaware)

HTA — Washington Medical Arts II, LLC (Delaware)

HTA — Washington Medical Arts II Fee, LLC (Delaware)

HTA — Patroon Creek, LLC (Delaware)

HTA — 1092 Madison, LLC (Delaware)

HTA — 13020 Telecom, LLC (Delaware)

HTA — Region Health, LLC (Delaware)

HTA — Putnam Center, LLC (Delaware)

HTA — 1223 Washington, LLC (Delaware)

HTA — Northern Berkshire, LLC (Delaware)

HTA — FL Ortho Institute ASC, LLC (Delaware)

HTA — Augusta SS Hospital, LLC (Delaware)

HTA — Dallas SS Hospital, LLC (Delaware)

HTA — Orlando SS Hospital, LLC (Delaware)|

HTA — Tallahassee SS Hospital, LLC (Delaware)

HTA — Phoenix Estrella, LLC (Delaware)

HTA — Phoenix Medical Center, LLC (Delaware)

HTA — Phoenix Paseo, LLC (Delaware)

HTA — MPOC, LLC (Delaware)

HTA — Presidential, LLC (Delaware) formerly known as G&E Healthcare REIT Presidential

HTA — Maple Avenue, LLC (Delaware)

HTA — Maple Avenue Investor, LLC (Delaware)

HTA — Sapling Grove, LLC (Delaware)

HTA — Bristol West, LLC (Delaware)

HTA — Phoenix Paseo, LLC

HTA — Northern Berkshire, LLC

HTA — Bristol West, LLC

HTA — Sapling Grove, LLC

HTA — Desert Ridge, LLC